UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MB Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Missing

July 14, 2006

Dear MB Financial, Inc. Stockholder:

We recently mailed you proxy material for our upcoming Special Meeting of Stockholders to be held on August 1, 2006. At that meeting, stockholders will be asked to approve the issuance of shares of MB Financial common stock in connection with our acquisition of First Oak Brook Bancshares, Inc. According to our records, we have not yet received your proxy.

It is very important that your shares be voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by signing and returning your proxy in the envelope provided. You can also vote by telephone or the internet by following the enclosed instructions. Our Board of Directors unanimously recommends that you vote “FOR” approval of the stock issuance in the First Oak Brook transaction.

Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.

Sincerely,

/s/ Mitchell Feiger

Mitchell Feiger
President and Chief Executive Officer

MB Financial, Inc. 800 West Madison Street Chicago, Illinois 60607 www.mbfinancial.com
1.888.422.6562